EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Iowa Telecommunications Services, Inc., (the “Company”) on Form 10-K for the fiscal year ending December 31, 2004 (the “Report”), I, Alan L. Wells, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: March 30, 2005	/s/ ALAN L. WELLS
Alan L. Wells President, Chief Executive Officer and Director Iowa Telecommunications Services, Inc.